EXHIBIT 99.3

FIRST AMENDMENT
TO
CONVERTIBLE LOAN AGREEMENT

     This First Amendment (“Amendment”) to Convertible Loan Agreement, dated as of June 22, 2001, is made as of this 31st day of July, 2002, by and among Digital Recorders, Inc., a North Carolina corporation (the “Company”), Renaissance US Growth & Income Trust PLC, a public limited company registered in England and Wales (“Renaissance PLC”), and BFSUS Special Opportunities Trust PLC, a public limited company registered in England and Wales (“BFSUS”) (Renaissance PLC and BFSUS are collectively referred to as the “Lenders” or “Holders”), and Renaissance Capital Group, Inc., a Texas corporation, as agent for the Lenders (the “Agent”). All capitalized terms used but not defined herein shall have the meaning given them in the Loan Agreement (as defined below).

WHEREAS, the Company, the Lenders and the Agent are parties to that certain Convertible Loan Agreement, dated as of June 22, 2001( the “Loan Agreement”), pursuant to which the Lenders purchased 8% Convertible Debentures from the Company for an aggregate principal amount of Three Million Dollars ($3,000,000); and

WHEREAS, pursuant to Section 12.02 of the Loan Agreement, the Company, Lenders, and Agent desire to amend the Loan Agreement to provide for the issuance and purchase of additional 8% Convertible Debentures from the Company for an aggregate principal amount of One Million, One Hundred Fifty Thousand Dollars ($1,150,000) (the “Additional Debentures”) and the action by the Holders as hereinafter set forth shall be deemed to amend the Loan Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

     1. Amendments. The Loan Agreement is hereby amended as follows:

a.	The definition of “Debentures” in Section 1.01 of the Loan Agreement is amended in its entirety to read as follows:

“Debentures” shall mean the Debentures, executed by Borrower and delivered pursuant to the terms of the Loan Agreement, together with any amendments, renewals, extensions, or modifications to the Loan Agreement.

1

b.	The definition of “Intercreditor Agreement” in Section 1.01 of the Loan Agreement shall be amended in its entirety to read as follows:

“Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of June 22, 2001, among the Borrower, Lender, ThruVision Corp. of North America, Inc., a North Carolina corporation, Digital Audio Corporation, Renaissance Group, in its capacity as Agent, and Guaranty Business Credit Corporation, a Delaware corporation, together with any amendments, renewals, extensions, or modifications to the Intercreditor Agreement.

c.	The definition of “Loan” in Section 1.01 of the Loan Agreement is amended in its entirety to read as follows:

“Loan” shall mean the money lent to Borrower pursuant to this Agreement (along with any amendment thereto), along with any accrued, unpaid interest thereon.

     2. Fees and Expenses. In connection with this Amendment and the issuance and purchase of the Additional Debentures, Borrower shall pay to Agent, or at its direction, a Closing Fee equal to 1.0% of the aggregate principal amount of the Additional Debentures as well as any unpaid portion of the Commitment Fee equal to 1% of the aggregate principal amount of the Additional Debentures and Closing Expense Fee equal to .5% of the aggregate principal amount of the Additional Debentures related to the issuance and purchase of the Additional Debentures.

     3. Intercreditor Agreement. The parties acknowledge and agree that the effectiveness of the terms of this Amendment and the purchase of the 2002 Debentures by Holders are subject to the execution of the Guaranty Business Credit Corporation Consent and the Acknowledgment, Agreement, and Reaffirmation of Junior Creditor.

     4. Legal Opinion. The parties acknowledge and agree that the effectiveness of the terms of this Amendment and the purchase of the 2002 Debentures by Holders is subject to the receipt of a legal opinion from the Company and its U.S. subsidiaries in form and substance satisfactory to the Lender and its counsel.

     5. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     6. Reaffirmation. Except as specifically provided for herein, the Agreement shall not be otherwise affected by this Amendment and shall continue to be in full force and effect in accordance with its terms. Notwithstanding the generality of the foregoing, the Company reaffirms and acknowledges the accuracy as of the date hereof of the representations and warranties contained in Article IV of the Loan Agreement and the covenants contained in Articles V, VI, and VII of the Loan Agreement.

2

     7. Counterparts. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

[Remainder of page intentionally left blank.]

3

IN WITNESS WHEREOF, this Amendment is entered into as of the date set forth above.

THE COMPANY:

DIGITAL RECORDER, INC.

By:
——————————————
Name:
Title:

LENDERS:

RENAISSANCE US GROWTH & INCOME TRUST PLC

By:
——————————————
Russell Cleveland, Director

BFSUS SPECIAL OPPORTUNITIES TRUST PLC

By:
——————————————
Russell Cleveland, Director

AGENT:

RENAISSANCE CAPITAL GROUP, INC.

By:
——————————————
Russell Cleveland
President and CEO

4